Exhibit 99.1
Outdoor Channel Holdings Reports Third Quarter 2010 Results
Legacy Channel Revenues Grow 8% Over Year Ago Quarter;
Consolidated EBITDA Adjusted for Share-based Compensation Increases 41% Over Year Ago Quarter
TEMECULA, Calif., Nov. 3 /PRNewswire-FirstCall/ — Outdoor Channel Holdings, Inc. (Nasdaq:OUTD) today reported its financial results for the third quarter ended September 30, 2010.
Total revenues for the quarter were $22.9 million, a decrease of 3% compared with $23.6 million in the third quarter of 2009. Advertising revenue for the quarter increased 14% percent to $11.2 million from $9.9 million in the third quarter of 2009. Subscriber fees for the quarter were $4.2 million, a 5% decrease compared to subscriber fees of $4.4 million in the prior-year period due to changes in our estimated reserves for potential most-favored nations (“MFN”) liabilities with our distributors, and production services revenue totaled $7.5 million for the quarter, a decrease of 20% compared to $9.3 million in the third quarter of 2009 due primarily to the continued reorganization of our Production Services business unit resulting in reduced low-margin and non-renewed projects.
Our operating income for the third quarter 2010 third quarter was $4.5 million compared to $2.0 million in the third quarter of 2009. The increase in our operating income was all at our Outdoor Channel segment and was driven primarily by increased advertising revenue and a decrease in sales, general and administrative (“SG&A”) expense.
Our consolidated net income for the 2010 third quarter was $2.4 million, or $0.10 per diluted share, compared to net income of $1.4 million, or $0.05 per diluted share, in the prior-year period.
“Our strong bottom line results reflect the positive impact of the advertising market recovery and our efforts to reduce our operating costs,” said Roger Werner, President & Chief Executive Officer. “We showed gains in all advertising components except long-form including a triple digit year-over-year increase in our online advertising sales as we continue to invest in Outdoorchannel.com. Our Production Services unit generated positive EBITDA, after adjustment for share-based compensation, for the quarter and we believe our earlier cost cuts and reduction in lower-margin business there puts us on more solid footing going forward. Looking ahead, we have secured multi-year deals for virtually all of our content currently on the air and remain focused on strengthening our leadership position in the outdoor media category.”
Review of Segment Operating Results
The Outdoor Channel (“TOC”) posted operating income of $4.9 million for the quarter, an increase of 112% compared to operating income of $2.3 million for the third quarter of 2009. The strong increase in TOC’s operating income was driven primarily by an 8% increase in net revenue driven by higher advertising revenues and a 26% decrease in SG&A costs, primarily on lower executive compensation expense and lower professional fees.
Our Production Services unit posted an operating loss for the quarter, before the effect of intercompany eliminations, of $88,000 compared to an operating loss of $60,000 for the third quarter of 2009 — essentially unchanged as a 15% decrease in production revenues was offset by lower costs of service, SG&A and depreciation reflecting management’s continued right-sizing of the unit and its infrastructure costs.
Consolidated earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, was $6.0 million for the quarter, compared to $4.2 million in the prior-year period. TOC’s earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense, totaled $5.9 million for the quarter compared to $3.8 million in the prior-year period. Production Services earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense, was $115,000 for the quarter compared to $396,000 in the prior-year period.
Investor Conference Call
Outdoor Channel Holdings’ management will host an investor conference call on November 3, 2010, at 2:00 p.m. PT (5:00 p.m. ET) to review the company’s financials and operations for its third quarter ended September 30, 2010. Investment professionals are invited to participate in the live call by dialing 866-804-6921 (domestic) or 857-350-1667 (international)

and using participant passcode 87339014. The call will be open to all other interested parties through a live, listen-only audio Internet broadcast in the Investor Relations section of the company’s Web site, www.outdoorchannel.com.
For those who are not available to listen to the live broadcast, the call will be archived online for one year. A telephonic playback of the conference call also will be available through Wednesday, November 10, 2010, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 60687941.
For those who are not able to listen to the live broadcast, the call will be archived on the web site for one year.
About Outdoor Channel Holdings, Inc.
Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America’s leader in outdoor TV, and Winnercomm Inc., an Emmy Award winning production and interactive company. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, off-road motorsports, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm Inc. is one of America’s leading and highest quality producers of live sporting events and sports series for cable and broadcast television. Winnercomm also owns and operates the patented Skycam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football. For more information please visit http://www.outdoorchannel.com.
Nielsen Media Research Universe Estimates for Outdoor Channel
Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 35.0 million cable and satellite subscribers for November 2010. Please note that this estimate regarding Outdoor Channel’s subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.
Use of Non-GAAP Financial Information
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. The company believes that earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, provides greater comparability regarding its ongoing operating performance. This information is not intended to be considered in isolation or as a substitute for net income (loss) calculated in accordance with U.S. GAAP. A reconciliation of the company’s U.S. GAAP information to EBITDA, adjusted for the effects of share-based compensation expense and acquisition and integration costs is provided in the attached table.
Safe Harbor Statement
Statements in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company’s current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The company’s actual results could differ materially from those discussed in any forward-looking statements. The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (3) a decrease in advertising revenue as a result of a deterioration in general economic conditions; (4) managing the company’s growth and the integration of acquisitions; (5) decreased profitability if we are unable to generate sufficient revenues from our Production Services operations to offset its fixed costs; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Advertising	$11,225	$9,881	$25,770	$24,780
Subscriber fees	4,194	4,427	13,529	14,428
Production services	7,480	9,322	18,250	20,611

Total revenues	22,899	23,630	57,549	59,819

Cost of services:
Programming	938	902	3,771	3,983
Satellite transmission fees	397	400	1,181	1,195
Production and operations	8,145	9,157	21,255	23,960
Other direct costs	132	175	353	382

Total cost of services	9,612	10,634	26,560	29,520

Other expenses:
Advertising	752	649	2,017	2,032
Selling, general and administrative	7,241	9,326	26,174	26,998
Depreciation and amortization	748	993	2,587	2,848

Total other expenses	8,741	10,968	30,778	31,878

Income (loss) from operations	4,546	2,028	211	(1,579)
Interest and other income, net	(5)	14	22	66

Income (loss) from operations before income taxes	4,541	2,042	233	(1,513)
Income tax provision (benefit)	2,101	641	462	(663)

Net income (loss)	$2,440	$1,401	$(229)	$(850)

Earnings (loss) per common share data:
Basic	$0.10	$0.06	$(0.01)	$(0.03)

Diluted	$0.10	$0.05	$(0.01)	$(0.03)

Weighted average number of common shares outstanding:
Basic	24,460	24,426	24,482	24,434

Diluted	25,399	25,819	24,482	24,434

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$33,322	$20,848
Investment in available-for-sale securities	27,992	38,090
Accounts receivable, net of allowance for doubtful accounts	14,060	15,827
Other current assets	10,048	10,416

Total current assets	85,422	85,181

Property, plant and equipment, net	12,764	14,286
Goodwill and amortizable intangible assets, net	43,731	43,988
Investments in auction-rate securities	5,061	5,775
Deferred tax assets, net	2,645	2,489
Deposits and other assets	3,739	5,059

Totals	$153,362	$156,778

Liabilities and Stockholders’ Equity

Current liabilities	$12,716	$17,308
Long-term liabilities	1,030	1,172

Total liabilities	13,746	18,480

Total stockholders’ equity	139,616	138,298

Totals	$153,362	$156,778

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Operating activities:
Net income (loss)	$2,440	$1,401	$(229)	$(850)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	748	993	2,587	2,848
Amortization of subscriber acquisition fees	419	254	1,189	553
Loss on sale of equipment	8	6	109	21
Gain on sale of available-for-sale and auction-rate securities	—	—	(11)	(7)
Provision for doubtful accounts	(13)	145	457	335
Share-based employee and service provider compensation	677	1,199	2,486	3,322
Deferred tax provision (benefit), net	2,101	642	462	(663)

Changes in operating assets and liabilities:
Accounts receivable	(3,161)	1,620	1,312	1,122
Income tax (payable) refund receivable	(109)	—	(785)	(281)
Prepaid programming costs	944	(617)	1,240	(1,683)
Other current assets	(438)	(338)	(861)	400
Deposits and other assets	63	191	108	21
Subscriber acquisition fees	(1,675)	(3,233)	(2,116)	(4,224)
Accounts payable and accrued expenses	1,769	2,954	(2,758)	(16)
Deferred revenue	175	(329)	545	2,101
Accrued severance payments	(329)	32	(87)	18
Deferred obligations	(14)	(6)	(150)	(33)
Unfavorable lease obligations	(35)	(32)	(101)	(89)

Net cash provided by operating activities	3,570	4,882	3,397	2,895

Investing activities:
Purchases of property, plant and equipment	(329)	(714)	(943)	(2,075)
Proceeds from sale of equipment	14	111	107	111
Cash paid to purchase assets of Winnercomm, net of cash acquired	—	—	—	(5,746)
Purchases of available-for-sale securities	(27,989)	(4,998)	(76,973)	(31,990)
Proceeds from sale of available-for-sale and auction-rate securities	22,000	500	87,900	600

Net cash provided by (used in) investing activities	(6,304)	(5,101)	10,091	(39,100)

Financing activities:
Purchase of treasury stock	(75)	(84)	(673)	(482)
Purchase and retirement of stock related to stock repurchase program	—	—	(341)	(347)

Net cash used in financing activities	(75)	(84)	(1,014)	(829)

Net increase (decrease) in cash and cash equivalents	(2,809)	(303)	12,474	(37,034)
Cash and cash equivalents, beginning of period	36,131	23,526	20,848	60,257

Cash and cash equivalents, end of period	$33,322	$23,223	$33,322	$23,223

Supplemental disclosure of cash flow information:
Income taxes paid	$120	$99	$785	$381

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Supplemental disclosures of non-cash investing and financing activities:
Effect of net increase in fair value of auction-rate securities	$11	$12	$75	$82

Property, plant and equipment costs incurred but not paid	$47	$168	$47	$168

Subscriber acquisition fees incurred but not paid	$—	$929	$—	$3,188

Retirement of treasury stock	$75	$84	$673	$482

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Segment Operating Results
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues

TOC	$15,419	$14,308	$39,299	$39,208
Production Services	8,684	10,196	20,182	22,325
Eliminations	(1,204)	(874)	(1,932)	(1,714)

Total revenues	$22,899	$23,630	$57,549	$59,819

Cost of Services

TOC	$3,874	$3,316	$11,958	$11,093
Production Services	6,690	7,918	16,388	19,799
Eliminations	(952)	(600)	(1,786)	(1,372)

Total cost of services	$9,612	$10,634	$26,560	$29,520

Other Expenses (1)

TOC	$6,659	$8,690	$23,087	$24,553
Production Services	2,082	2,338	7,691	7,385
Eliminations	—	(60)	—	(60)

Total other expenses	$8,741	$10,968	$30,778	$31,878

Income (loss) from Operations

TOC	$4,886	$2,302	$4,254	$3,562
Production Services	(88)	(60)	(3,897)	(4,859)
Eliminations	(252)	(214)	(146)	(282)

Income (loss) from operations	$4,546	$2,028	$211	$(1,579)

(1)	Includes advertising expense, selling, general and administrative expense and depreciation and amortization expense.

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP
(unaudited, in thousands)
The following table sets forth the reconciliation of net income (loss) to earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects share-based compensation expense and acquisition and integration costs:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income (loss)	$2,440	$1,401	$(229)	$(850)

Add/Subtract:
Interest and other income, net	(5)	14	22	66
Income tax provision (benefit)	2,101	641	462	(663)
Depreciation and amortization	748	993	2,587	2,848

EBITDA	5,294	3,021	2,798	1,269

Adjusted for:
Share-based compensation expense	677	1,199	2,486	3,322
Acquisition and integration costs	—	—	—	680

EBITDA as adjusted for share-based compensation expense and acquisition and integration costs	$5,971	$4,220	$5,284	$5,271

Summary of cost of services
Share-based compensation expense	$36	$22	$194	$236
Cost of services	9,576	10,612	26,366	29,284

Total cost of services	$9,612	$10,634	$26,560	$29,520

Summary of selling, general and administrative
Share-based compensation expense	$641	$1,177	$2,292	$3,086
Acquisition and integration costs	—	—	—	680
Selling, general and administrative	6,600	8,149	23,882	23,232

Total selling, general and administrative	$7,241	$9,326	$26,174	$26,998

Summary of interest and other income, net
Interest income, net	$(5)	$14	$22	$66
Dividend income	—	—	—	—
Other income (loss)	—	—	—	—

Total interest and other income, net	$(5)	$14	$22	$66

EBITDA as adjusted by segment
Legacy Outdoor Channel	$5,856	$3,824	$7,608	$8,041
Production Services	115	396	(2,324)	(2,770)

EBITDA as adjusted for share-based compensation expense and acquisition and integration costs	$5,971	$4,220	$5,284	$5,271